UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2013

MACATAWA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of Incorporation)	000-25927 (Commission File Number)	38-3391345 (I.R.S. Employer Identification No.)

10753 Macatawa Drive, Holland, Michigan (Address of principal executive offices)	49424 (Zip Code)

(616) 820-1444
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

______________________________________________________________________________

Item 5.07	Submission of Matters to a Vote of Security Holders.

Macatawa Bank Corporation's (the "Company") annual meeting of shareholders was held on May 7, 2013. At that meeting, the shareholders voted on four proposals and cast their votes as described below.

Proposal 1

Four nominees for director for a term of three years stood for election at the meeting. All nominees for director were elected by the following votes:

Election of Directors	Votes Cast
			Broker
	For	Withheld	Non-Votes
Wayne J. Elhart	9,241,054	1,526,333	10,692,579
Charles A. Geenen	9,345,730	1,421,657	10,692,579
Robert L. Herr	9,352,722	1,414,665	10,692,579
Thomas J. Wesholski	9,141,935	1,625,452	10,692,579

Proposal 2

Proposal 2 was a non-binding, advisory vote on the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement, including the compensation tables and narrative discussion.  This proposal was approved by the following votes:

Votes Cast
For	Against	Abstain	Broker Non-Votes
9,094,421	1,578,237	94,723	10,692,585

Proposal 3

Proposal 3 was a non-binding, advisory vote on the frequency of shareholder advisory approval of the compensation of the named executive officers.  “One Year” was selected as the frequency of shareholder advisory approval by the following votes:

Votes Cast
One Year	Two Years	Three Years	Abstain	Broker Non-Votes
8,924,313	227,529	269,556	1,345,988	10,692,580

Proposal 4

Proposal 4 was a proposal to ratify the appointment of BDO USA, LLP as independent registered public accounting firm for the year ending December 31, 2013, as described in the proxy statement.  This proposal was approved by the following votes:

Votes Cast
For	Against	Abstain	Broker Non-Votes
20,081,362	987,038	391,566	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2013	MACATAWA BANK CORPORATION

	By	/s/ Jon W. Swets
Jon W. Swets Chief Financial Officer